[Letterhead of The Bank of Tokyo-Mitsubishi, Ltd.]




April 17, 2000


To:      Mr. Edward L. Larsen
         Senior Vice President, Finance
         The Talbots, Inc.


                             ACCEPTANCE OF EXTENSION

RE:      Credit  Agreement  dated as of April 17, 1998,  and First  Amendment to
         Credit Agreement dated April 17, 1999, between The Talbots, Inc. as borrower, and The Bank of Tokyo-Mitsubishi Ltd., New York Branch (the "Agreement")


Dear Sir:

         Pursuant to Section 1(h) of the Agreement, we hereby accept your request for one-year extension of the Credit Facility Termination Date (as defined in the Agreement) so that the Credit Facility Termination Date would expire on April 17, 2002.

             Very truly yours,


             The Bank of Tokyo-Mitsubishi Ltd., New York Branch



             TAKAHARU SAEGUSA
         By:----------------------------
             Takaharu Saegusa
             Deputy General Manager

cc:      Mr. N. Kaida/Jusco (U.S.A.), Inc.